EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-60580, 333-03895, 333-95127, 333-95129 and 333-91386 and 333-134608) of our report dated March 6, 2007 relating to our audit of the financial statements, as of December 31, 2006 and for each of the years in the two-year period then ended, which report included an explanatory paragraph relating to the Company's uncertainty, included in the 2006 annual report on Form 10-KSB of SyntheMed, Inc.

New York, New York
March 6, 2007